UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 25, 2015 (November 25, 2015)

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 1.01.    Entry into a Material Definitive Agreement.

On November 25, 2015, W. R. Grace & Co., a Delaware corporation (“Grace”), entered into the First Amendment and Consent to Credit Agreement and First Amendment to Security Agreement (the “Amendment and Consent”), by and among Grace, W. R. Grace & Co.-Conn., a Connecticut corporation (the “Borrower”), Grace GmbH & Co. KG, a limited partnership under the laws of the Federal Republic of Germany (the “German Borrower”), Alltech Associates, Inc., as a guarantor (“Alltech”), each lender from time to time party thereto (the “Lenders”), and Goldman Sachs Bank USA, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), in connection with (i) that certain Credit Agreement, dated as of February 3, 2014 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), by and among Grace, the Borrower, the German Borrower, the Lenders party thereto and the Administrative Agent and (ii) that certain Security Agreement, dated as of February 3, 2014 (as amended, supplemented or otherwise modified through the date hereof, the “Security Agreement”), by and among Grace, the Borrower, Alltech and the Collateral Agent. The Amendment and Consent was entered into in connection with the proposed Spin-Off (as defined below) and the anticipated reduction in the size of Grace after giving effect to the contemplated Spin-Off. Certain amendments described in the Amendment and Consent will become effective only upon the consummation of the Spin-Off as described therein.

Pursuant to the Amendment and Consent, the Lenders (a) consented to the spin-off of Grace and its subsidiaries’ Construction Products operating segment and Darex Packaging Technologies business and all other transactions related to effectuating such spin-off (collectively, the “Spin-Off”) as described in the Amendment and Consent, (b) agreed that any transaction contemplated by the Spin-Off occurring prior to the Spin-Off effective date will be deemed permitted under the loan documents and will not reduce any baskets under any covenant therein, so long as the Spin-Off is effective no later than 12 months after the signing of the Amendment and Consent and (c) consented to the issuance by GCP Applied Technologies Inc. (“GCP”), in connection with the Spin-Off, of up to $625 million of senior notes due 2024 (which notes will be required to be mandatorily redeemed in the event that (i) the Spin-Off does not occur prior to the 150th day after the issue date of the notes (the “Outside Date”) or (ii) GCP delivers to the trustee an officer’s certificate stating that it has made a good faith judgment that the Spin-Off effective date will not occur before the Outside Date). Pursuant to the Amendment and Consent, in connection with the Spin-Off, the Borrower is required to make a voluntary prepayment of the term loans under the Credit Agreement and a permanent reduction of its revolving commitments in the amounts described in the Amendment and Consent.

Due to the reduced total assets of Grace and its subsidiaries resulting from the Spin-Off, the Amendment and Consent reduces the size of several covenant baskets, including the minimum annual starter basket in the definition of Available Amount, the incremental indebtedness starter basket, and other baskets permitting the incurrence of certain indebtedness, investments and restricted payments. The provisions providing for the ability to make unlimited investments, restricted payments and prepayments of subordinated indebtedness were amended so that such actions are subject to a first lien leverage ratio not to exceed 1.00:1.00, rather than a total leverage ratio not to exceed 1.75:1.00.

The Amendment and Consent allows for the amendment of certain schedules to the Credit Agreement and resets the general investment basket and the Available Amount, therefore separately permitting certain liens, indebtedness, investment and restricted payments made or existing prior to the Spin-Off effective date. The Amendment and Consent also extends the maturity of the revolving credit facility by one year to November 1, 2020, amends the date from which mandatory prepayments must be made from excess cash flow to the fiscal year ended December 31, 2017, and deletes the continuing director requirement from the definition of change of control set forth in the Credit Agreement.

The foregoing descriptions of the Amendment and Consent does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment and Consent, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Amendment and Consent is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description of Exhibit
10.1
First Amendment and Consent to Credit Agreement and First Amendment to Security Agreement, by and among W. R. Grace & Co., W. R. Grace & Co.–Conn., Grace GmbH & Co. KG, Alltech Associates, Inc., as a guarantor, each lender from time to time party thereto, and Goldman Sachs Bank USA, as Administrative Agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Michael Conron

Michael W. Conron
Assistant Secretary

Dated: November 25, 2015

Exhibit Index

Exhibit No.	Description of Exhibit
10.1
First Amendment and Consent to Credit Agreement and First Amendment to Security Agreement, by and among W. R. Grace & Co., W. R. Grace & Co.–Conn., Grace GmbH & Co. KG, Alltech Associates, Inc., as a guarantor, each lender from time to time party thereto, and Goldman Sachs Bank USA, as Administrative Agent and lender.